UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF MASSACHUSETTS

CASE NO:	03-12310

IN RE:	PCD INC	JUDGE:	Kenner

CHAPTER 11

DEBTOR(S)

MONTHLY OPERATING REPORT FOR MONTH ENDING	APRIL 30,	2003
COMES NOW,

Debtor-in-possession, and hereby submits its Monthly Operating Report for the period commencing
MARCH 30, 2003	and ending	APRIL 30, 2003	as shown by the report and exhibits consisting
of	9	pages and containing the following, as indicated:

XXXXX	Monthly Reporting Questionnaire (Attachment 1)

XXXXX	Comparative Balance Sheets (Forms OPR-1 & OPR-2)

XXXXX	Summary of Accounts Receivable (Form OPR-3)

XXXXX	Schedule of Post-petition Liabilities (From OPR-4)

XXXXX	Income Statement (Form OPR-5)

XXXXX	Statement of Sources and Uses of Cash (Form OPR-6)

I declare under penalty of perjury that this report and all attachments are true and correct to the best of my knowledge and belief.

Date:	DEBTOR(S)-IN-POSSESSION

By:	/s/ John J. Sheehan III
(Signature)

(Signature)

Name & Title:	JOHN J. SHEEHAN III
(Print or type)

Address:	2 TECHNOLOGY DRIVE

PEABODY, MA 01960

Telephone No.:	(978) 532-8800

ATTACHMENT 1 (Page 1)

CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:	PCD INC

CASE NUMBER:	03-12310

MONTH OF:	APRIL 2003

1.	Payroll:	State the amount of all executive wages paid and taxes withheld and paid

Name and Title	Wages Paid	Taxes Withheld
of Executive	Gross	Net	Due	Paid

JOHN L. DWIGHT, JR.	20,204.00	8,089.00	10,533.06	10,533.06
JOHN J. SHEEHAN III	12,250.00	8,027.76	3,074.58	3,074.58
JOHN T. DOYLE	13,333.34	9,349.54	2,882.80	2,882.80

TOTAL EXECUTIVE PAYROLL	45,787.34	25,466.30	16,490.44	16,490.44

2.	Insurance:	Is worker's compensation and other insurance in effect?	YES	Are payments
current?	YES	If any policy has lapsed, been replaced or renewed, state so in the schedule below. Attach a copy of the new policy's binder or cover page.

Date
Carrier	Coverage	Expiration	Premium	Coverage
Type	Name	Amount	Policy #	Date	Amounts	Pd. Thru

Homeowners

Rental Property

Liability

Vehicle

Workers
Compensation

Other

ATTACHMENT 1 (Page 2)
REV. 1/92
CHAPTER 11
MONTHLY OPERATING REPORT
MONTHLY REPORT QUESTIONNAIRE

CASE NAME:		PCD INC

CASE NUMBER:		03-12310

MONTH OF:		APRIL 2003

3.	Bank Accounts:	ACCOUNT TYPE
	Operating	Corp	Payroll	Other	Total

	Bank Name	SEE ATTACHED

Account #

BEGINNING BOOK BALANCE

PLUS: Deposits

LESS: Disbursements

Other:
Transfers In (Out)

ENDING BANK BALANCE

4.	Post-petition payments: List any post-petition payments to professionals and payments on pre-petition debts in the schedule below (attach separate sheet if necessary).

	Payments To/On		Amount	Date	Check #

Professionals (attorneys,
accountants, etc.):

NONE

Pre-petition debts:

PCD INC
ATTACHMENT TO CHAPTER 11 MONTHLY OPERATING REPORT
FOR THE PERIOD 3/30/03 - 4/30/03

TOTAL COLLECTIONS	1,440,597.65

TOTAL DISBURSEMENTS	1,086,569.84

PCD INC	FORMS OPR-1 & OPR-2
BALANCE SHEET
AS AT APRIL 30, 2003

ASSETS:
Cash & Cash Equivalent	1,910,167
Accounts Receivable - Trade	2,446,393
Accounts Receivable - Other	-
Inventory	2,484,875
Prepaid Expenses	80,895
Total Current Assets	6,922,330

Plant, Property, & Equip. - Gross	12,061,479
Accm/Depr	8,721,950
Total Fixed Assets	3,339,529

Deposits	700
Goodwill & Intangibles	200,556
Other Assets	365,757
Total Other Assets	567,013

TOTAL ASSETS	10,828,872

LIABILITIES & EQUITY
Total Debt	41,584,610
Accounts Payable	1,206,572
Accrued Expenses	2,058,926
Total Current Liab.	44,850,108

Other Liab.	-
Total Liabilities	44,850,108

EQUITY
Common Stock/PIC	(49,465,420)
Beginning R/E	16,661,354
Current Earnings	(1,217,170)
Total Equity	(34,021,236)

TOTAL LIAB. & EQUITY	10,828,872

CASE NAME:	PCD Inc				FORM OPR - 3
		SUMMARY OF ACCOUNTS RECEIVABLE
CASE NUMBER:	03-12310
		MONTH ENDED:	APRIL 2003

			0 - 30	31 - 60	61 - 90	OVER
		TOTAL	DAYS	DAYS	DAYS	90 DAYS

DATE OF FILING:	21-Mar-03

Allowance for doubtful accounts
		-

MONTH:	29-Mar-03	3,038,361	2,378,273	519,961	(23,837)	163,964

Allowance for doubtful accounts		(123,217)
		2,915,144

MONTH:	30-Apr-03	2,570,860	2,388,373	89,575	7,528	85,384

Allowance for doubtful accounts		(124,467)
		2,446,393

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

MONTH:

Allowance for doubtful accounts

CASE NAME:	PCD Inc					FORM OPR - 4
		SCHEDULE OF POST PETITION LIABILITIES
CASE NUMBER:	03-12310
		MONTH ENDED:		APRIL 2003

		DATE	DATE	TOTAL	0-30	31-60	61-90	OVER
		INCURRED	DUE	DUE	DAYS	DAYS	DAYS	90 DAYS

TAXES PAYABLE:
	Federal Income Taxes			10,267
	FICA - Employer's share			4,896
	FICA - Employee's share			4,896
	Unemployment Tax			293
State Income Tax - PREPETITION				83,174
	State Sales & Use Tax
	State Income Tax W/H			2,888
	Personal Property Tax
TOTAL TAXES PAYABLE

PREPETITION SECURED DEBT				41,584,610
PREPETITION UNSECURED DEBT				1,275,901
ACCRUED INTEREST PAYABLE				1,447,589
TRADE ACCOUNTS PAYABLE & OTHER:
	(list separately*)

	Vendor Payables-Post Petition	m/e 4/30	Various	52,372
	Accrued Wages - Post Petition	m/e 4/30	5/2/03	33,770
	Other Accruals (GAAP)			349,452

TOTALS				44,850,108

*Attach separate page if necessary.

Note: Total post petition liabilities shown here must agree with the same item as shown on Form OPR-2 of this report.

PCD INC	FORM OPR-5
INCOME STATEMENT
FOR THE MONTH OF APRIL 2003

Total Sales	958,199
Cost Of Sales	759,915

Gross Margin	198,284

Selling/General/Administrative	388,729

Operating Profit	(190,445)

Other Exp/(Income)	(7,247)
Interest Exp/(Income)	25,935

Pretax Income/(Loss)	(209,133)
Taxes	-

Net Income/(Loss)	(209,133)

PCD INC		FORM OPR-6
CASH FLOWS
MONTH OF APRIL 2003

SOURCES:
Net Income from Operations	(209,133)
Cash Item - Miscellaneous	-
Depreciation and Amortization	83,004

TOTAL	(126,129)

APPLICATIONS:
Accounts Receivable	(468,751)
Inventory	58,834
Capital Equipment	19,191
Accounts Payable	50,165
Other Working Capital	(603,070)

TOTAL	(943,631)

NET CASH FLOW	817,502

BEGINNING CASH	1,092,665

ENDING CASH	1,910,167

OTHER WORKING CAPITAL
Prepaid Assets	(125,615)
Intercompany	(421,516)
Other Assets	(208)
Accrued Expenses/Payroll	(55,731)

TOTAL	(603,070)